Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 9, 2022, Fairway Outdoor LLC, FMG Kentucky, LLC and FMG Valdosta, LLC (collectively, the “Sellers”), all of which are wholly owned direct and indirect subsidiaries of MediaCo Holding Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), with The Lamar Company, L.L.C., a Louisiana limited liability company (the “Purchaser”).  The Company is also a party to the Purchase Agreement solely for the purpose guaranteeing the payment, performance and observation by the Sellers of the obligations, covenants and agreements of the Sellers under the Purchase Agreement. The transactions contemplated by the Purchase Agreement (the “Disposition”) closed on December 9, 2022.  The purchase price was $79.0 million, including approximately $378 thousand in purchase price adjustments, paid at closing in cash, which will be used to pay down outstanding debt and accrued interest of the senior credit facility in its entirety and for general corporate purposes. As of and after December 9, 2022, the historical financial results related to the disposed assets for periods prior to the Disposition will be reflected in the Company's Consolidated Financial Statements as discontinued operations.

Certain information and certain disclosures normally included in financial statements prepared in accordance with accounting under generally accepted accounting principles in the United States ("U.S. GAAP")  have been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the Company's historical Condensed Consolidated Financial Statements, adjusted to reflect effects of the Disposition that are expected to have a continuing impact on the Company are based upon available information and certain assumptions the Company believes are reasonable. The following Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company and the related Notes should be read in conjunction with the historical Condensed Consolidated Financial Statements of the Company and the related Notes included in its Quarterly Report on Form 10-Q for quarterly period ended September 30, 2022 and in its Annual Report on Form 10-K for the year ended December 31, 2021.

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2022 gives effect to the Disposition as if it had occurred on that date. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2022 and for the year ended December 31, 2021, give effect to the Disposition as if it had occurred at the beginning of the period presented.

The Unaudited Pro Forma Consolidated Financial Information is provided for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the Disposition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the Company. The pro forma adjustments are based on management’s judgment, including estimates and assumptions that management believes to be reasonable.  In management's opinion, all adjustments necessary to reflect the effects of the Disposition on a pro forma basis have been made.

MEDIACO HOLDING INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	September 30, 2022
(in thousands, except share data)	As Reported	Adjustments (1)		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,879	$2,242	(a)	$8,121
Accounts receivable, net of allowance for doubtful accounts of $195, $90, and $105, respectively	8,944	(1,539)		7,405
Prepaid expenses	1,421	(43)		1,378
Other current assets	359	1,088	(b)	1,447
Total current assets	16,603	1,748		18,351
PROPERTY AND EQUIPMENT, NET	24,844	(23,988)		856
INTANGIBLE ASSETS, NET	78,597	(14,037)		64,560
OTHER ASSETS:
Operating lease right of use assets	19,382	(13,741)		5,641
Deposits and other	498	1,242	(c)	1,740
Total other assets	19,880	(12,499)		7,381
Total assets	$139,924	$(48,776)		$91,148
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,547	$(424)		$3,123
Current maturities of long-term debt	3,672	(3,672)	(d)	—
Accrued salaries and commissions	1,149	(162)		987
Deferred revenue	2,061	(888)		1,173
Operating lease liabilities	4,152	(1,757)		2,395
Other current liabilities	1,409	(353)	(e)	1,056
Total current liabilities	15,990	(7,256)		8,734
LONG TERM DEBT, NET OF CURRENT	67,883	(61,881)	(d)	6,002
OPERATING LEASE LIABILITIES, NET OF CURRENT	14,480	(10,587)		3,893
ASSET RETIREMENT OBLIGATIONS	7,827	(7,827)		—
DEFERRED INCOME TAXES	2,296	—		2,296
Total liabilities	108,476	(87,551)		20,925
COMMITMENTS AND CONTINGENCIES
SERIES A CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK, $0.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED; 220,000 SHARES ISSUED AND OUTSTANDING	29,466	—		29,466
EQUITY:
Class A common stock, $0.01 par value; authorized 170,000,000 shares; issued and outstanding 16,238,279 shares	162	—		162
Class B common stock, $0.01 par value; authorized 50,000,000 shares; issued and outstanding 5,413,197	54	—		54
Class C common stock, $0.01 par value; authorized 30,000,000 shares; none issued	—	—		—
Additional paid-in capital	54,755	—		54,755
Accumulated deficit	(52,989)	38,775	(f)	(14,214)
Total equity	1,982	38,775		40,757
Total liabilities and equity	$139,924	$(48,776)		$91,148
1.	See notes for description of adjustments.

MEDIACO HOLDING INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Nine Months Ended September 30, 2022
(in thousands, except per share amounts)	As Reported	Adjustments	Pro Forma
NET REVENUES	$39,512	$(10,598)	$28,914
OPERATING EXPENSES:
Operating expenses excluding depreciation and amortization expense	32,850	(7,920)	24,930
Corporate expenses	5,286	—	5,286
Depreciation and amortization	2,740	(2,468)	272
Loss on disposal of assets	71	(71)	—
Total operating expenses	40,947	(10,459)	30,488
OPERATING LOSS	(1,435)	(139)	(1,574)
OTHER EXPENSE:
Interest expense	(8,185)	5,846	(2,339)
Loss on debt extinguishment	—	—	—
LOSS BEFORE INCOME TAXES	(9,620)	5,707	(3,913)
PROVISION FOR INCOME TAXES	227	(40)	187
CONSOLIDATED NET LOSS	(9,847)	5,747	(4,100)
PREFERRED STOCK DIVIDENDS	2,456	—	2,456
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(12,303)	$5,747	$(6,556)

Basic and diluted net loss per share attributable to common shareholders	$(1.14)		$(0.61)
Basic and diluted weighted average number of common shares outstanding	10,778		10,778

	Year Ended December 31, 2021
(in thousands, except per share amounts)	As Reported	Adjustments	Pro Forma
NET REVENUES	$55,493	$(13,766)	$41,727
OPERATING EXPENSES:
Operating expenses excluding depreciation and amortization expense	37,724	(9,057)	28,667
Corporate expenses	8,434	—	8,434
Depreciation and amortization	3,925	(3,258)	667
Gain on disposal of assets	(47)	47	—
Total operating expenses	50,036	(12,268)	37,768
OPERATING INCOME	5,457	(1,498)	3,959
OTHER EXPENSE:
Interest expense	(11,100)	7,933	(3,167)
Loss on debt extinguishment	(81)	—	(81)
(LOSS) INCOME BEFORE INCOME TAXES	(5,724)	6,435	711
PROVISION FOR INCOME TAXES	358	(92)	266
CONSOLIDATED NET (LOSS) INCOME	(6,082)	6,527	445
PREFERRED STOCK DIVIDENDS	2,752	—	2,752
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(8,834)	$6,527	$(2,307)

Basic and diluted net loss per share attributable to common shareholders	$(1.22)		$(0.32)
Basic and diluted weighted average number of common shares outstanding	7,217		7,217

MEDIACO HOLDING INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Balance Sheet Adjustments
a.
Cash and cash equivalents - The adjustment represents the cash consideration received upon the Disposition including purchase price adjustments, net of transaction fees, estimated taxes, pay down of debt, and funds placed in escrow. The escrow.funds represent the sole source of recourse and recovery for indemnity claims relating to representations and warranties and half will be released to the Company after six months and the remainder to be released after 18 months, net of any claims against the escrow. The adjustment is calculated as follows:

Purchase price including adjustments	$78,982
Estimated transaction fees	(2,170)
Estimated taxes	(5,128)
Pay down of senior credit facility - principal	(66,737)
Pay down of senior credit facility - accrued interest	(205)
Fund placed in escrow	(2,500)
Total adjustment to cash and cash equivalents	$2,242
b.	Other current assets - The adjustment represents the current portion of escrow funds expected to be received after six months, partially offset by amounts related to the disposed business as follows:
Current portion of escrow funds receivable	$1,250
Other current assets related to disposed business	(162)
Total adjustment to other current assets	$1,088
c.	Other assets - The adjustment represents the noncurrent portion of escrow funds expected to be received after 18 months, partially offset by amounts related to the disposed business as follows:
Noncurrent portion of escrow funds receivable	$1,250
Other assets related to disposed business	(8)
Total adjustment to other assets	$1,242
d.	Long term debt - The adjustments represent the current and noncurrent portions of long term debt, net of discount, to be repaid with funds received from the disposition as follows:
Senior credit facility	$(66,737)
Less: current maturities	3,672
Less: debt discount	1,184
Total adjustment to long term debt, net of current	$(61,881)
e.	Other current liabilities - The adjustment represents the accrued interest to be repaid and other current liabilities related to the disposed business as follows:
Senior credit facility - accrued interest	$(205)
Other current liabilities related to disposed business	(148)
Total adjustment to other current liabilities	$(353)
f.	Accumulated deficit - The adjustment represents the estimated gain on sale, net of tax, calculated as follows:
Purchase price including adjustments	$78,982
Less: net assets of disposed business	(31,725)
Less: estimated transaction fees	(2,170)
Less: estimated taxes	(5,128)
Less: loss on debt extinguishment	(1,184)
Total adjustment to accumulated deficit	$38,775